Semler Scientific®

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to https://AALvote.com/SMLR
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Mr AB Sample
Sample Street
Sample Town
Sampleshire, XXX XXX

As a stockholder of Semler Scientific, Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on January 12, 2026.

CONTROL NUMBER

▼ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▼

SEMLER SCIENTIFIC, INC.

SPECIAL MEETING OF STOCKHOLDERS
JANUARY 13, 2026 at 9:00 A.M. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEMLER SCIENTIFIC, INC.

The undersigned hereby appoints Douglas Murphy-Chutorian, M.D. and Eric Semler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Semler Scientific, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Semler Scientific, Inc., or the Special Meeting, to be held at 9:00 a.m. ET on January 13, 2026 and any adjournment or postponement thereof. The Special Meeting will be held virtually. In order to attend the Special Meeting, you must register at https://web.viewproxy.com/SMLRSM/2026 by 11:59 p.m. ET on January 12, 2026. On the day of the Special Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmation. For further instructions on how to attend and vote at the Special Meeting, please see "How do I attend the Special Meeting" in the Questions and Answers about the Special Meeting section of the Proxy Statement.

Mr AB Sample
Sample Street
Sample Town
Sampleshire, XXX XXX

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies will vote in their discretion on any other business as may properly come before the meeting and any adjournment or postponement thereof.

Signature______________________________

Date______________________________

Title______________________________

Signature (Joint Owners)____________________

CONTROL NUMBER

Address Change:

(If you noted any Address Changes above, please mark box.) ☐

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on January 13, 2026:

The Proxy Statement is available at:
https://web.viewproxy.com/SMLRSM/2026

▼ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, and 3.

Please mark your votes like this ☒

1. To approve the Agreement and Plan of Merger, dated as of September 22, 2025, as it may be amended from time to time, or the Merger Proposal.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

2. To approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to the named executive officers of Semler Scientific that arises from or otherwise relates to the Merger.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

3. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger Proposal.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐